UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934

October 5, 2004
(Date of earliest event reported)

AERO MARINE ENGINE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-49698	98-035307
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center 121 S.W. Salmon Street Suite 1100 Portland, Oregon	97204
(Address of principal executive office)	(Zip Code)

(503) 471-1348
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ٱ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ٱ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ٱ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  Changes in Registrant’s Certifying Accountant.

On October 5, 2004 Epstein Weber & Conover, PLC (“EW&C”) was dismissed as the independent registered public accounting firm for Aero Marine Engine, Inc. (the “Company”). Effective upon that date, Bagell, Josephs & Company, LLC was appointed as the new independent registered public accounting firm for the Company.  The decision to dismiss EW&C and to appoint Bagell, Josephs & Company, LLC was recommended and approved by the Company’s Board of Directors.

EW&C reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as it relates to the auditors’ issuance of a going concern opinion on the financial statements for the period ended June 30, 2003.  EW&C served as our independent registered public accounting firm for the fiscal period December 30, 2002, (date of inception) to June 30, 2003, and interim periods through March 31, 2004.

During the Company’s most recent fiscal year and the period from July 1, 2003 through October 5, 2004, there were no disagreements with EW&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EW&C, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B.

The Company provided EW&C with a copy of this Item and requested that EW&C furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree.  A letter from EW&C to such effect is attached hereto as Exhibit 16.1.

During the period December 30, 2002, (date of inception) through the date of this Form 8-K, the Company did not consult Bagell, Josephs & Company, LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 16.1	Letter from Epstein, Weber & Conover, PLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERO MARINE ENGINE, INC.

By /s/ Benjamin Langford
Benjamin Langford, President

Date: October 6, 2004